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EXHIBIT 32

CERTIFICATION OF THE PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of Gander Mountain Company, a Minnesota corporation (the "Company"), for the year ended February 2, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

  •
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  •
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 2, 2008	/s/ Mark R. Baker Mark R. Baker Chief Executive Officer and President (principal executive officer)
Date: May 2, 2008	/s/ Robert J. Vold Robert J. Vold Senior Vice President and Chief Financial Officer (principal financial officer)

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  EXHIBIT 32
CERTIFICATION OF THE PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002